Exhibit 10.42

AMENDMENT NO. 2 (this “Amendment”), dated effective as of August 18, 2014 (the “Amendment Date”) to that certain Stock Purchase Agreement (the “SPA”), dated as of December 20, 2002, between ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (“Allan”) and STATE STREET BANK & TRUST COMPANY, a state chartered trust company organized under the laws of the Commonwealth of Massachusetts, not in its individual or corporate capacity, but solely as trustee (the “Trustee”) of the employee stock ownership plan component of the ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT TRUST (the “Purchaser”) which implements and forms a part of the ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN (the “Plan”), as amended. The Purchaser and the Plan are hereinafter collectively referred to as the “ESOP.”

A. Subject to the terms and conditions of the SPA, Alion sold to the Purchaser and the Purchaser purchased from Alion all of the outstanding common stock of Alion.

B. The parties hereto entered into Amendment No. 1 to the SPA, dated as of March 19, 2010 for the purpose of removing the S-corporation requirements.

C. The parties hereto have considered and reviewed the obligations of Alion set forth in that certain refinancing support agreement dated as of December 24, 2013 by and among the Corporation, ASOF II Investments, LLC and Phoenix Investment Advisor, LLC (together with its exhibits thereto and as amended, the “RSA”), which RSA contemplates a refinancing of the Corporation’s existing indebtedness through, among other transactions, an exchange of the Corporation’s existing 10.25% senior unsecured notes due 2015 for new third lien notes and warrants and alters the rights of Alion’s equity securities such that (i) the holders of a majority of the Series A Preferred Stock shall have at all times the right to appoint a majority of the members of the board of directors of Alion and (ii) the certificate of designations for the Series A Preferred Stock and Alion’s charter and by-laws shall provide that with respect to any and all matters on which there is a shareholder vote, there shall be a class vote of the Series A Preferred Stock, and the affirmative vote of the majority of the shares of Series A Preferred Stock outstanding shall be both necessary and sufficient to approve all such matters for all or any classes or series of shareholders.

D. Due to the obligations of Alion under the RSA, the parties hereto wish to amend the SPA in accordance with the terms of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby mutually acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the SPA.

SECTION 2. Amendments. As of the Amendment Date, Sections 5.8 and 9.2 of the SPA shall be amended as follows:

(a) Section 5.8 of the SPA is amended by striking the last sentence of the Section.

(b) Section 5.8 of the SPA is amended by adding the following sentence immediately after the last sentence of the Section:

“Notwithstanding the foregoing, the transactions contemplated by that certain Amended and Restated Refinancing Support Agreement, by and among Alion, ASOF II Investments, LLC, and Phoenix Investment Adviser LLC, dated as of December 24, 2013, as amended, do not require the Company to take any action contemplated by, nor will require the Company to take any action in the future to comply with, the foregoing provisions in this Section 5.8.”

(c) Section 9.2 of the SPA is amended by striking the addresses for Notice to the Company and to the Trustee or the Purchaser and replacing such deleted addresses with the following:

“If to the Company to:

Alion Science and Technology

Corporation 1750 Tysons Boulevard,

Suite 1300

McLean, VA 22102

Attention: Kevin Boyle, Esq., General

Counsel Facsimile: (703) 734-6901

Email: kboylegalionscience.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

1600 Tysons Boulevard

McLean, VA 22102

Facsimile: (703) 720-8610

Attn: David S. Cole, Esq.

If to the Trustee or the Purchaser to:

State Street Bank and Trust Company, as Trustee of the ESOP

One Lincoln Street

State Street Financial Center

Boston, Massachusetts 02111

Attention: Monet Ewing

Facsimile: (617) 946-9434

Email: monet.ewing@ssga.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222-2613

Facsimile: (412) 355-6501

Attn: Charles R. Smith, Esq.”

SECTION 3. No Other Changes. Except as expressly set forth in Section 1 above, no change or modification is hereby made to the SPA. The SPA, as amended by this Amendment, continues to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. General Terms Incorporated by Reference. Section 9 (General) of the SPA is hereby incorporated by reference into this Amendment; provided that references in such Sections to the “Agreement” shall be construed as references to this “Amendment.”

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IN WITNESS WHEREOF, the Parties have executed this Amendment or have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION )

By:	/s/ Bahman Atefi
Name:	Bahman Atefi
Title:	Chief Executive Officer

ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST

By:	STATE STREET BANK & TRUST COMPANY, not in its individual or corporate capacity, but solely as Trustee of the Alion Science and Technology Corporation Employee Stock Ownership Trust

By:	/s/ Monet Ewing
Name:	Monet Ewing
Title:	Vice President

[Signature Page to Amendment No. 2 to the ESOP SPA.]